UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2021

GOLUB CAPITAL BDC 3, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2021, Ross A. Teune resigned from his positions as Chief Financial Officer and Treasurer of Golub Capital BDC 3, Inc. (the “Company”). Mr. Teune’s resignation from his positions as Chief Financial Officer and Treasurer was not due to any dispute or disagreement with the Company or its Board of Directors or management.

On September 13, 2021, the Board of Directors of the Company elected Christopher C. Ericson to the positions of Chief Financial Officer and Treasurer. Mr. Ericson rejoined Golub Capital LLC (together with its affiliates, “Golub Capital”) in June 2018 and is a Director on the Corporate Development team where he is responsible for driving the execution of strategic projects for Golub Capital. Prior to this position, Mr. Ericson was the Senior Controller at ExWorks Capital from November 2017 to June 2018, where he was responsible for financial and investor reporting and implementing new business initiatives. Prior to that, Mr. Ericson worked at Golub Capital from June 2009, where he served in various senior finance roles, including as Controller for the Company. Mr. Ericson also previously served as the Controller at Downsview Capital, a hedge fund focusing on private investments in public equities, and previously worked at Guggenheim Partners and Deloitte. Mr. Ericson earned his BS degree in Commerce from the University of Virginia. He received an MS degree in Accountancy from the University of Illinois at Urbana-Champaign. He is a registered Certified Public Accountant in Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC 3, INC.

Date: September 13, 2021	By:	/s/ Joshua M. Levinson
	Name:	Joshua M. Levinson
	Title:	Chief Compliance Officer and Secretary